EXHIBIT 99

                [PEOPLES-SIDNEY FINANCIAL CORPORATION LETTERHEAD]

For Release:                                            Contact: Douglas Stewart
June 18, 1999                                                    President - CEO
                                                                    937-492-6129

                 PEOPLES-SIDNEY FINANCIAL CORPORATION ANNOUNCES
                     COMPLETION OF STOCK REPURCHASE PROGRAM

Peoples-Sidney Financial Corporation (NASDAQ:PSFC), the parent company of Peoples Federal Savings and Loan Association today announced the completion of its latest repurchase of 5% of its shares. The company repurchased 87,612 shares in the open market over a two week period. The repurchased shares will be held as treasury stock for general corporate purposes.

Peoples-Sidney President and CEO, Douglas Stewart stated, "We are pleased to announce the successful completion of this stock repurchase program which typifies our continuing efforts to maximize long-term shareholder value. We believe our expansion efforts and opportunities presented to us by the market will enable us to continue to reward our shareholders for the confidence they place in us.

The closing price of Peoples-Sidney stock on June 17, 1999 was $12.00 per share as reported on the NASDAQ stock market.